Exhibit 5.1

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December 14, 2018	Los Angeles	Singapore
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WEATHERFORD INTERNATIONAL PLC

Weststrasse 1

6340 Baar, Switzerland

Re:                             Registration Statement on Form S-4 filed December 14, 2018: Exchange Offer for up to $600,000,000 Aggregate Principal Amount of 9.875% Senior Notes due 2025

Ladies and Gentlemen:

We have acted as special counsel to Weatherford International plc, an Irish public limited company (“Weatherford Ireland”), in connection with the offer to exchange up to $600,000,000 aggregate principal amount of 9.875% Senior Notes due 2025 (the “Exchange Notes”) of Weatherford International, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Weatherford Ireland (“Weatherford Delaware”), and the guarantees of the Exchange Notes (the “Exchange Guarantees”) by Weatherford Ireland and Weatherford International Ltd., a Bermuda exempted company and an indirect, wholly owned subsidiary of Weatherford Ireland (“Weatherford Bermuda” and, together with Weatherford Ireland, the “Guarantors” and, together with Weatherford Ireland and Weatherford Delaware, the “Weatherford Parties”). The Exchange Notes and the Exchange Guarantees are being issued pursuant to an indenture (the “Base Indenture”), dated as of June 18, 2007, as supplemented and amended by that certain Supplemental Indenture No. 2 (the “Second Supplemental Indenture”), dated February 26, 2009, that certain Supplemental Indenture No. 4 (the “Fourth Supplemental Indenture”), dated March 31, 2013, that certain Supplemental Indenture No. 5 (the “Fifth Supplemental Indenture”), dated June 17, 2014, and that certain Supplemental Indenture No. 6 (the “Sixth Supplemental Indenture”), dated February 28, 2018, by and among the Weatherford Parties and Deutsche Bank Trust Company Americas (the “Trustee”) (the Base Indenture, the Second Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, collectively, the “Indenture”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on December 14, 2018 (the “Registration Statement”).  The Exchange Notes and the Exchange Guarantees will be

December 14, 2018

issued in exchange for Weatherford Delaware’s outstanding 9.875% Senior Notes due 2025 and the related guarantees (the “Private Notes”) on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectus, other than as expressly stated herein with respect to the issue of the Exchange Notes and the Exchange Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Weatherford Parties and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the internal laws of the State of New York and the Delaware Limited Liability Company Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Exchange Notes have been duly executed, issued and authenticated in accordance with the terms of the Indenture and when delivered in exchange for the Private Notes as contemplated by the Prospectus, the Indenture, the Exchange Notes and the Exchange Guarantees will be the legally valid and binding obligations of Weatherford Delaware and the Guarantors, respectively, enforceable against Weatherford Delaware and the Guarantors in accordance with their respective terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any debt securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive

December 14, 2018

or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Indenture, the Exchange Notes and the Exchange Guarantees (collectively, the “Documents”) have been or will be duly authorized, executed and delivered by the parties thereto other than Weatherford Delaware; (b) that the Documents constitute or will constitute legally valid and binding obligations of the parties thereto other than the Weatherford Parties, enforceable against each of them in accordance with their respective terms; and (c) that the status of each of the Documents as legally valid and binding obligations of the parties thereto will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP